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                                                                  EXHIBIT 10.11
                                                                 EXECUTION COPY


                    NON-COMPETITION AND STANDSTILL AGREEMENT

               THIS NON-COMPETITION AND STANDSTILL AGREEMENT (this "Agreement") is entered into as of this 12th day of April, 1999, between United Auto Group, Inc., a Delaware corporation (the "Company") and Marshall S. Cogan ("Cogan").

               WHEREAS, on the date hereof, the Company has entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C. (together, the "Purchaser");

               WHEREAS, in connection with the transactions contemplated under the Securities Purchase Agreement and the other agreements referred to therein, the parties hereto wish to set forth the agreements herein.

               NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

               1. Definitions. Capitalized terms used herein without being otherwise defined shall have the meanings assigned thereto in the Securities Purchase Agreement.

               2. Resignation. Subject to Section 5(b) below, Cogan shall resign as the Chief Executive Officer of the Company effective as of the date of the Initial Closing.

               3. Non-Competition.

               (a) No Competing Business. Cogan acknowledges that (i) the agreements and covenants contained in this Section 3 are essential to protect the value of the Company's business and assets and (ii) by virtue of his employment and affiliation with the Company, Cogan has obtained knowledge, trade secrets, know-how, financial or other data, business plans, customer and supplier lists, training and experience (collectively, "Proprietary Information"), and there is a substantial probability that such Proprietary Information


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        could be used to the substantial advantage of a competitor of the
        Company and to the Company's substantial detriment. Cogan also acknowledges that the Company has entered into this Agreement and that the Purchaser has entered into the Securities Purchase Agreement in reliance, in part, on the covenants made by Cogan in this Section 3. Therefore, Cogan agrees that, for the period commencing on the date of the Initial Closing and ending on December 31, 2005 (the "Restricted Period"), Cogan shall not, (a) in any location where the Company or any subsidiary of the Company or any predecessor to the business of the Company or such subsidiary has conducted business during the Restricted Period, (b) in any location in which the Company or any of its subsidiaries then specifically intends to conduct business, or (c) within the continental United States or Puerto Rico, participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, corporation, partnership or other entity, whether as an employee, agent, or investor with a greater than ten percent (10%) equity interest, in any business activities (a "Competitive Activity") if such activity constitutes the production, distribution, sale, service or provision of products or services that are similar to products or services then being produced, distributed, sold, serviced or otherwise provided by the Company or any of its subsidiaries as of the date of this Agreement.

               (b) Nondisclosure of Confidential Information. From and after the date hereof, Cogan shall not disclose to any person (other than members of the Company's Board of Directors or persons in a confidential relationship with him, such as his legal or financial advisors) or entity or use any information not in the public domain, in any form, acquired or developed by Cogan while employed by the Company, relating to the Company or its Affiliates, including but not limited to the Proprietary Information.


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        Cogan agrees and acknowledges that all of such information, in any form, and copies and extracts thereof are and shall remain the sole and exclusive property of the Company, and Cogan shall, promptly following the date of this Agreement, return to the Company the originals and all copies of any such information provided to or acquired by Cogan in connection with the performance of his duties for the Company, in each case, other than such information reasonably necessary for Cogan to fulfill his ongoing duties as a member of the Company's Board of Directors.

               (c) No Interference. During the Restricted Period, Cogan shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, intentionally solicit, endeavor to entice away from the Company or any of its subsidiaries, or otherwise interfere with the relationship of the Company or any of its subsidiaries with, any person who, to the knowledge of Cogan, is employed by or otherwise engaged to perform services for the Company or any of its subsidiaries.

               4. Standstill. (a) Subject to Section 4(b), from and after the date of this Agreement until the third anniversary of the date of the Initial Closing, Cogan shall not, and shall cause his Affiliates and associates not to, either alone or as part of a "group" (as such term is used in Section 13d-5 (as such rule is currently in effect) of the Exchange Act), directly or indirectly:

               (i) acquire or seek to acquire, by purchase or otherwise, ownership (including, but not limited to, Beneficial Ownership (such term, as used herein, being used as defined in Rule 13d-5 promulgated under the Exchange Act)) of (A) any capital stock of the Company, or direct or indirect rights (including convertible securities) or options to acquire such capital stock or (B) any of the


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        assets or businesses of the Company, or direct or indirect rights or options to acquire such assets or businesses;

               (ii) offer, seek or propose to enter into any transaction of merger, consolidation, sale of substantial assets or any other business combination involving the Company or any of its Affiliates;

               (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company of any of its Affiliates, except as set forth in Article II of the Stockholders Agreement to be entered into on the date of the Initial Closing by and among the Company, the Purchaser, and certain of the Company's other stockholders (the "Stockholders Agreement");

               (iv) initiate or propose any stockholder proposals for submission to a vote of stockholders, whether by action at a stockholder meeting or by written consent, with respect to the Company or any of its Affiliates, or except as provided in the Stockholders Agreement propose any person for election to the Board of Directors of the Company;

               (v) disclose to any third party, or make any filing under the Exchange Act, including, without limitation, under Section 13(d) thereof, disclosing, any intention, plan or arrangement inconsistent with the foregoing;

               (vi) form, join or in any way participate in a group to take any actions otherwise prohibited by the terms of this Agreement;

               (vii) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or


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               (viii) make any public announcement with respect to any of the foregoing.

               (b) Notwithstanding Section 4(a) hereof, the provisions of such
        Section 4(a) shall not prohibit:

               (i) any transaction approved by either (A) a majority of the members of the Company's Board of Directors who are neither designated by or otherwise Affiliated with Trace International Holdings, Inc. ("Trace"), or (B) a majority of the stockholders of the Company other than Trace and its Affiliates;

               (ii) any shares of capital stock or options or other rights to acquire such capital stock granted or to be granted pursuant to agreements between the Company and Cogan or his Affiliates in effect on the date hereof;

               (iii) the issuance to Cogan of any shares of the Company's capital stock or options or other rights to acquire such capital stock pursuant to a dividend or other distribution to the holders of such capital stock generally;

               (iv) the issuance to Cogan of any shares of the Company's capital stock or options or other rights to acquire such capital stock as compensation for Cogan's service as a member of the Company's Board of Directors or any committee thereof; or

               (v) the issuance to Cogan of the options described in Section 6 of this Agreement and the receipt of Common Stock upon exercise of stock options.

               5. Termination. In the event that (i) the Second Closing does not occur on or prior to December 31, 1999 or (ii) the Purchaser exercises its right under Sections 7.2 or 7.4 of the Securities Purchase Agreement, then, in either case: (a) this Agreement (including, without limitation, the Company's payment obligations to Cogan pursuant to Section 6 hereof and the restrictions imposed on Cogan in Section 3 hereof) shall terminate from and after the date of such termination or such exercise as applicable, and thereafter shall be of no further effect and (b) the Company shall reinstate Cogan as Chief


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Executive Officer of the Company, with the same salary, bonus, benefits and other compensation (in each case, commencing as of the date of such reinstatement) as Cogan was entitled to for the 1999 fiscal year.

               6. Consideration. In consideration for the terms herein, the Company shall pay Cogan: (a) from and after the date of Cogan's resignation pursuant to Section 2 above until December 31, 1999, Cogan's current base salary; (b) from and after January 1, 2000 until December 31, 2005, an amount equal to $750,000 per annum, payable bi-weekly; (c) on the date of the Second Closing, (i) a cash payment of $250,000 and (ii) fully vested options to purchase 400,000 shares of the Company's common stock at an exercise price of $10.00 per share. In addition, the Company shall pay to Cogan 25% of any compensation or bonus directly or indirectly paid by the Company to or applied for Mr. Roger Penske during the Restricted Period in cash, stock, options, warrants or other remuneration; provided however, that this provision shall not apply to the initial grant of 400,000 options to Mr. Penske. Cogan acknowledges that no amounts shall be payable to Cogan pursuant to the immediately preceding sentence unless and until any such bonus payment is actually made to or applied for the benefit of Mr. Penske. The Company shall, during the Restricted Period, provide semi-annual statements to Cogan showing all compensation received by Mr. Penske in the two preceding quarters not later than thirty (30) days after the conclusion of such period. In the event that the Company defaults under this Agreement, Cogan shall be entitled to accelerate and demand the immediate payment of all remaining amounts due to him under this Agreement, provided that such acceleration and demand shall not take place until 30 days following receipt by the Company of written notice from or on behalf of Cogan specifying such default, and only if such default is not cured as of the end of such 30-day period. If such default is not so cured as of the end of such 30-day period, Cogan shall thereafter no longer be subject to any obligations or restrictions hereunder (including, without limitation, Cogan's covenants and agreements in Section 3


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and 4 hereof) until such time as the Company pays in full to Cogan all amounts due (following acceleration, as described in the immediately preceding sentence).

               7. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

               8. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

               If to Cogan, to:
               810 Fifth Avenue
               New York, New York  10021
               With a copy to:
               Chester Salomon
               919 Third Avenue
               New York, New York  10022-3904
               Telecopy:  (212) 319-8505
               (which shall not
               constitute notice)



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               If to the Company, to:
               United Auto Group, Inc.
               375 Park Avenue
               New York, New York  10152
               Telecopy: (212) 593-1303
               Attention:  Philip N. Smith, Jr., Esq.
                           General Counsel

               With a copy to:
               (which shall not
               constitute notice)
               Willkie Farr & Gallagher
               787 Seventh Avenue
               New York, New York  10019
               Telecopy:  (212) 728-8111
               Attention:  Maurice M. Lefkort, Esq.

              9. Amendments; Waiver. The terms, provisions and conditions of this Agreement may not be changed, modified, waived or amended in any manner except by an instrument in writing duly executed by both of the parties hereto.

               10. Prior Agreements. Effective upon the date of the Initial Closing, any and all agreements relating to the subject matter hereof previously entered into between the Company and Cogan are hereby mutually terminated and canceled, and each of the parties mutually releases and discharges the other from any and all obligations and liabilities whatsoever existing under it by reason of any such agreements, it being the intention of the Company and Cogan that this Agreement shall supersede and be in place of any and all prior agreements or understandings between them other than those relating to indemnification for acts as an officer or director.



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               11. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

               12. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

               13.  Governing Law; Jurisdiction.

               (a) This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and performed therein.

               (b) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the County of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to his or its respective address set forth in Section 8 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in


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        any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

               14. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable. If any of the covenants set forth in Section 3 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Cogan.


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               IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.

                             UNITED AUTO GROUP, INC.

                             By: /s/ Samuel X. DiFeo
                                 ---------------------------
                                     Name: Samuel X. DiFeo
                                     Title: President and
                                     Chief Operating Officer

                                 /s/ Marshall S. Cogan
                                 ---------------------------
                                     Marshall S. Cogan




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